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                                                                EXHIBIT 99-11

                      KPMG Peat Marwick LLP

                           Suite 2000
                   1211 Southwest Fifth Avenue
                       Portland, OR 97204


                  Independent Auditors' Consent
                  -----------------------------




The Board of Directors and Shareholders
The Crabbe Huson U.S. Government Money Market Fund, Inc.:


We consent to the inclusion in The Crabbe Huson U.S. Government Money Market Fund, Inc. Post-Effective Amendment No. 8 to the Registration Statement No. 33-25047 on Form N-1A under the Securities Act of 1933 and Amendment No. 11 to the Registration Statement No. 811-5839 on Form N-1A under the Investment Company Act of 1940 of our report dated December 8, 1995, on the financial statements and financial highlights of The Crabbe Huson U.S. Government Money Market Fund, Inc. for the periods presented indicated therein, which report has been included in the Statement of Additional Information of The Crabbe Huson U.S. Government Money Market Fund, Inc.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Auditors" in the Statement of Additional Information.

                                            KPMG PEAT MARWICK LLP


Portland, Oregon
December 29, 1995